SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:	January 7, 2004
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Item 5. Other Events

     Akamai Technologies, Inc. announced on January 7, 2004 that the initial purchaser of $175.0 million in principal amount of our 1.0% Convertible Senior Notes due December 15, 2033, which we refer to as the 1.0% Senior Notes, has exercised its option to purchase an additional $25.0 million in principal amount of the 1.0% Senior Notes. A copy of the press release announcing the exercise of the option is attached to this Current Report on Form 8-K as Exhibit 99.1.

     In addition, we announced on January 8, 2004 that we have repurchased, in several individually negotiated transactions, an aggregate of $99.0 million in principal amount of our 5 1/2% Convertible Subordinated Notes due 2007 for a total of $98.9 million in cash. A copy of the press release announcing the repurchases is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 7. Exhibits

See Exhibit Index following the Signature Page of this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2004	AKAMAI TECHNOLOGIES, INC

	By:	/s/ Robert Cobuzzi
Robert Cobuzzi, Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated January 7, 2004
99.2	Press Release dated January 8, 2004